Exhibit 99.1
Press Release

TIDEWATER INC.    •    Pan-American Life Center    •    601 Poydras Street, Suite 1900    •    New Orleans, LA 70130    •    Telephone (504) 568-1010    •    Fax (504) 566-4582

Tidewater Declares Quarterly Dividend on Common Stock

NEW ORLEANS, February 7, 2013— Tidewater Inc. (NYSE:TDW) announced that its Board of Directors declared on February 7, 2013, a quarterly cash dividend of $0.25 per share of common stock payable March 15, 2013, to shareholders of record on March 5, 2013.

Tidewater is the leading provider of larger Offshore Service Vessels (OSVs) to the global energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.

1